               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K


                          CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



                         Date of Report
               (Date of earliest event reported)
                         October 4, 1995

                     GIANT INDUSTRIES, INC.
    (Exact name of registrant as specified in its charter)

                           Delaware
           (State or jurisdiction of incorporation)

            1-10398                      86-0642718
   (Commission File Number)   (IRS Employer Identification No.)


          23733 North Scottsdale Road
              Scottsdale, Arizona                 85255
     (Address of principal executive offices)   (Zip Code)

        Registrant's telephone number, including area code
                        (602) 585-8888

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On October 4, 1995, Giant Industries Arizona, Inc. and San Juan Refining Company (collectively "the Company"), each a direct or indirect wholly-owned subsidiary of Giant Industries, Inc. ("Giant"), completed the purchase of the 18,000 barrel per day ("bpd") Bloomfield Refinery ("the Refinery") located in Bloomfield, New Mexico, along with related pipeline and transportation assets. The Refinery and related assets were purchased from Gary-Williams Energy Co. and its wholly-owned subsidiary Bloomfield Refining Company ("BRC"), a privately-held company not affiliated with the Company or Giant, for a price of $55 million, determined as a result of arms'-length negotiations, plus approximately $7.5 million for crude oil and refined products inventories associated with the refinery operations. The purchase agreement also provides for potential contingent payments to be made to BRC over approximately the next six years should certain criteria be met.

     The Refinery includes the following major processing units:

     - 18,000 bpd Crude Distillation Unit
     -  6,200 bpd Catalytic Cracking Unit
     -  4,000 bpd Catalytic Reforming Unit
     -  4,000 bpd Naphtha Hydrotreating Unit
     -  3,000 bpd Distillate Hydrotreating Unit
     -  2,000 bpd Catalytic Polymerization Unit

     Also included in the purchase is approximately 25 miles of pipeline connecting the Refinery to the Texas-New Mexico and Four Corners common carrier pipeline systems and various automobiles and small trucks.

     The Refinery has been and will continue to be used to process primarily locally acquired crude oil into refined products which are distributed principally in Southern Utah, Southern Colorado, Northwestern New Mexico and Northeastern Arizona.

     The purchase was funded with approximately $32.5 million of cash on hand and $30.0 million provided under a three-year unsecured revolving term facility evidenced by a Credit Agreement (the "Agreement") with Bank of America Illinois and Bank of America National Trust and Savings Association, as Agent. In addition, the Agreement contains a three-year unsecured working capital facility to provide working capital and letters of credit in the ordinary course of business. The availability of funds under this working capital facility will be the lesser of (i) $40.0 million, or (ii) the amount under a borrowing base as defined in the Agreement. Both credit facilities have floating interest rates that are tied to various short-term indices. The Agreement contains certain covenants and restrictions which require Giant to, among other things, maintain a minimum consolidated net worth; minimum fixed charge coverage ratio; minimum funded debt to total capitalization percentage; and places limits on investments, prepayment of senior subordinated debt, guarantees, liens and restricted payments.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of Business Acquired

                       BLOOMFIELD REFINING COMPANY
                        CONDENSED BALANCE SHEET
                             JUNE 30, 1995
                                 ASSETS
                                                                 JUNE 30,
                                                                   1995
                                                               -----------
                                                               (UNAUDITED)
CURRENT ASSETS
   Cash and temporary investments                              $ 5,004,313
   Accounts receivable - affiliates                              8,119,859
   Accounts receivable                                             452,296
   Inventories                                                   8,955,818
   Prepaid crude oil - affiliate                                 6,017,091
   Prepaid expenses and other                                      990,457
                                                               -----------
     Total current assets                                       29,539,834
                                                               -----------
PROPERTY, PLANT AND EQUIPMENT

   Refinery property, plant and equipment                       23,296,346
   Gas plants, property and equipment                            5,124,801
     Less: Accumulated depreciation                             (7,410,590)
                                                               -----------
                                                                21,010,557
   Construction in progress                                       277,979
                                                               -----------
     Total property, plant and equipment                        21,288,536
                                                               -----------
  Other                                                            281,783
                                                               -----------
TOTAL ASSETS                                                   $51,110,153
                                                               ===========

                    LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES
   Accounts payable - affiliates                               $12,200,562
   Accounts payable                                                296,331
   Accrued liabilities                                           2,144,797
   Income taxes payable - affiliate                                863,000
                                                               -----------
     Total current liabilities                                  15,504,690
                                                               -----------
NON-CURRENT LIABILITIES
   Deferred income taxes, net                                    1,216,700
   Accrued turnaround costs                                      2,525,447
   Other                                                           115,941
                                                               -----------
     Total non-current liabilities                               3,858,088
                                                               -----------
Commitments and contingencies (Note 3)

SHAREHOLDER'S EQUITY

   Common stock, .01 par value: 1,000 voting shares
     authorized, issued and outstanding                                 10
   Contributed capital                                           3,200,090
   Retained earnings                                            28,547,275
                                                               -----------
     Total shareholder's equity                                 31,747,375
                                                               -----------
     TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                $51,110,153
                                                               ===========

The accompanying notes to financial statements are an integral part of these statements.

                       BLOOMFIELD REFINING COMPANY
                   CONDENSED STATEMENTS OF OPERATIONS
            FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1994

                                                   1995          1994
                                                -----------   -----------
Operating revenues                              $69,613,751   $65,637,591
Operating expenses                               58,315,363    52,494,058
                                                -----------   -----------
   Gross margin                                  11,298,388    13,143,533
General and administrative expenses               3,552,587     3,465,778
                                                -----------   -----------
   Operating income                               7,745,801     9,677,755
                                                -----------   -----------
OTHER INCOME (EXPENSE)
   Interest income                                  142,617       153,994
   Interest expense                                (134,757)     (138,756)
   Other                                             96,829        56,947
                                                -----------   -----------
                                                    104,689        72,185
                                                -----------   -----------
   Income before income taxes                     7,850,490     9,749,940

INCOME TAX EXPENSE
   Current                                       (3,020,000)   (3,722,000)
   Deferred                                         (32,200)     (107,900)
                                                -----------   -----------
                                                 (3,052,200)   (3,829,900)
                                                -----------   -----------
NET INCOME                                      $ 4,798,290   $ 5,920,040
                                                ===========   ===========

NET INCOME PER COMMON SHARE                     $  4,798.29   $  5,920.04
                                                ===========   ===========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING         1,000         1,000
                                                ===========   ===========

                     STATEMENTS OF RETAINED EARNINGS

Balance at January 1                            $27,138,322   $23,854,523
Net income                                        4,798,290     5,920,040
Dividends ($3,389.34 per share in 1995
   and $1,200.00 per share in 1994)              (3,389,337)   (1,200,000)
                                                -----------   -----------
Balance at June 30                              $28,547,275   $28,574,563
                                                ===========   ===========

The accompanying notes to financial statements are an integral part of these statements.

                              BLOOMFIELD REFINING COMPANY
                          CONDENSED STATEMENTS OF CASH FLOWS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1994

                                                                  1995          1994
                                                               -----------   -----------
Cash flows from operating activities:
  Reconciliation of net income to net cash provided by
    operating activities:
  Net income                                                   $ 4,798,290   $ 5,920,040
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation                                                 859,671       851,908
      Accrued turnaround costs                                     571,776       571,776
      Changes in assets and liabilities                         (5,795,054)   (5,301,705)
                                                               -----------   -----------
        Net cash provided by operating activities              $   434,683   $ 2,042,019
                                                               ===========   ===========

Cash flows used in investing activities:
  Capital expenditures - refinery                                 (151,487)     (946,759)
  Capital expenditures - gas plants                               (269,147)      (30,929)
                                                               -----------   -----------
        Net cash used in investing activities                     (420,634)     (977,688)
                                                               -----------   -----------

Cash flows used in financing activities:
  Principal payments on debt                                                  (2,875,000)
  Dividends distributed                                         (3,389,337)   (1,200,000)
                                                               -----------   -----------
        Net cash used in financing activities                   (3,389,337)   (4,075,000)
                                                               -----------   -----------

Net decrease in cash and temporary investments                  (3,375,288)   (3,010,669)

Cash and temporary investments at beginning of period            8,379,601     9,501,500
                                                               -----------   -----------
Cash and temporary investments at end of period                $ 5,004,313   $ 6,490,831
                                                               ===========   ===========

The accompanying notes to financial statements are an integral part of these statements.

                 BLOOMFIELD REFINING COMPANY
          NOTES TO CONDENSED FINANCIAL STATEMENTS

(1) BASIS OF PRESENTATION
    ---------------------
     The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of the Management of Bloomfield Refining Company, all adjustments and reclassifications considered necessary for a fair and comparable presentation have been included and are of a normal recurring nature. Operating results for the six months ended June 30, 1995 are not necessarily indicative of the results that may be expected for the year ending December 31, 1995. The enclosed financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 1994 annual financial statements.

(2) INVENTORIES
    -----------
     Inventories are valued at the lower of first-in, first-out cost or market. Inventories at June 30, 1995 are as follows:

                                                  June 30,
                                                    1995
                                                 ----------
Refined, unrefined and intermediate products     $5,314,051
Crude oil                                         2,792,252
Materials and supplies                              849,515
                                                 ----------
                                                 $8,955,818
                                                 ==========

(3) COMMITMENTS AND CONTINGENCIES
    -----------------------------
     The Company is subject to certain environmental and other regulations primarily administered by the United States Environmental Protection Agency (E.P.A.) and various state agencies. Management of the Company believes it has complied with all material aspects associated with these regulations. The Company entered into an administrative order with the E.P.A. to perform a study to assess the nature of any environmental cleanup requirements at the refinery which was substantially completed in 1994. Management is currently evaluating the E.P.A.'s response and is uncertain as to what, if any, additional costs may be required.

     The Company and its parent are members of a consolidated tax group which files a consolidated income tax return. The Internal Revenue Service concluded a field audit of the consolidated tax group's income tax return for the fiscal year 1990 resulting in a "Notice of Deficiency" for that fiscal year. Proposed adjustments to income and tax credits resulted in a proposed tax deficiency of approximately $4,800,000 plus penalties. The Company's parent filed a petition with the United States Tax Court contesting the notice and believes that it has meritorious legal defenses to the proposed tax deficiency, but the ultimate outcome of the Tax Court case is uncertain.

     The Company is subject to various claims and business disputes in the ordinary course of business. Management does not anticipate that the ultimate outcome of these issues will have a material impact on the Company's financial position or results of operations.

     An affiliate of the Company entered into a ten year lease agreement for office space in November 1989. The Company has guaranteed the performance of the affiliate's obligations. Terms of the lease provided for annual rent of $553,000 in 1994 and escalating to $796,000 in years six through ten. In addition to the rent, the Company has guaranteed the annual payment of $328,000 in occupancy costs with provisions for escalation based on actual expenses. Currently, the affiliate of the Company is subleasing certain office space to a third party and a related party.

(4) SUBSEQUENT EVENT
    ----------------
     Effective October 4, 1995, the Company sold to a third party substantially all of its refining assets for $55,000,000 and potential contingent payments to be made over approximately the next six years should certain criteria be met. In addition, related refinery inventories were sold for approximately $7,500,000.

           ARTHUR ANDERSEN LLP







           BLOOMFIELD REFINING COMPANY

           FINANCIAL STATEMENTS
           TOGETHER WITH REPORT OF INDEPENDENT
           PUBLIC ACCOUNTANTS

           AS OF DECEMBER 31, 1994, 1993 AND 1992

        REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholder of Bloomfield Refining Company:

We have audited the accompanying balance sheets of Bloomfield Refining Company (a Delaware corporation) as of December 31, 1994 and 1993, and the related statements of operations, retained earnings and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bloomfield Refining Company as of December 31, 1994 and 1993, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.

                              /s/ ARTHUR ANDERSEN LLP

Denver, Colorado,
  October 13, 1995.

                       BLOOMFIELD REFINING COMPANY
                             BALANCE SHEETS
                       DECEMBER 31, 1994 AND 1993
                                  ASSETS
                                                     1994          1993
                                                 -----------   -----------
 CURRENT ASSETS
   Cash and temporary investments                $ 8,379,601   $10,800,111
   Accounts receivable - affiliates                6,008,872     5,646,661
   Accounts receivable                               257,820        35,783
   Inventories                                     7,887,826     6,046,026
   Prepaid crude oil - affiliate                   2,312,338       819,868
   Prepaid expenses and other                        584,495       879,839
   Deferred tax asset                                    ---       291,500
                                                 -----------   -----------
     Total current assets                         25,430,952    24,519,788
                                                 -----------   -----------
 PROPERTY, PLANT AND EQUIPMENT

   Refinery property, plant and equipment         23,165,353    22,177,094
   Gas plants, property and equipment              4,855,654     4,652,324
     Less: Accumulated depreciation               (6,550,919)   (4,854,519)
                                                 -----------   -----------
                                                  21,470,088    21,974,899
   Construction in progress                          147,712       409,970
                                                 -----------   -----------
     Total property, plant and equipment          21,617,800    22,384,869
                                                 -----------   -----------
 Other                                               289,005       240,720
                                                 -----------   -----------
 TOTAL ASSETS                                    $47,337,757   $47,145,377
                                                 ===========   ===========

                   LIABILITIES AND SHAREHOLDER'S EQUITY

 CURRENT LIABILITIES
   Accounts payable - affiliates                 $10,853,802   $ 8,513,020
   Accounts payable                                  649,983       935,698
   Current portion of long-term debt                     ---     2,875,000
   Accrued liabilities                             2,227,067     2,558,658
   Income taxes payable - affiliate                      ---     2,496,600
                                                 -----------   -----------
     Total current liabilities                    13,730,852    17,378,976
                                                 -----------   -----------
 NON-CURRENT LIABILITIES
   Deferred income taxes, net                      1,184,500     1,750,300
   Accrued turnaround costs                        1,953,671       810,119
   Other                                             130,312       151,359
                                                 -----------   -----------
     Total non-current liabilities                 3,268,483     2,711,778
                                                 -----------   -----------
 Commitments and contingencies (Note 9)

 SHAREHOLDER'S EQUITY

   Common stock, .01 par value; 1,000
     voting shares authorized, issued and
     outstanding                                          10            10
   Contributed capital                             3,200,090     3,200,090
   Retained earnings                              27,138,322    23,854,523
                                                 -----------   -----------
     Total shareholder's equity                   30,338,422    27,054,623
                                                 -----------   -----------
     TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY  $47,337,757   $47,145,377
                                                 ===========   ===========

 The accompanying notes to financial statements are an integral part of these balance sheets.

                        BLOOMFIELD REFINING COMPANY
                         STATEMENTS OF OPERATIONS
               FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                                  1994           1993           1992
                                              ------------   ------------   ------------
Operating revenues                            $141,701,590   $148,822,139   $143,974,427
Operating expenses                             114,999,480    118,026,762    124,573,250
                                              ------------   ------------   ------------
  Gross margin                                  26,702,110     30,795,377     19,401,177

General and administrative expenses              7,529,972      8,470,542      8,542,979
                                              ------------   ------------   ------------
  Operating income                              19,172,138     22,324,835     10,858,198
                                              ------------   ------------   ------------
OTHER INCOME (EXPENSE)

  Gain (loss) on sale of assets                      8,568         (8,503)     1,495,553
  Interest income                                  375,022        259,062        272,471
  Interest expense                                (265,862)      (357,446)      (753,046)
  Other                                            268,858         15,839         89,671
                                              ------------   ------------   ------------
                                                   386,586        (91,048)     1,104,649
                                              ------------   ------------   ------------
  Income before income taxes                    19,558,724     22,233,787     11,962,847

INCOME TAX EXPENSE (NOTE 4)

  Current                                       (7,396,500)    (7,635,100)    (4,993,000)
  Deferred                                        (248,800)    (1,220,800)           ---
                                              ------------   ------------   ------------
                                                (7,645,300)    (8,855,900)    (4,993,000)
                                              ------------   ------------   ------------
NET INCOME                                    $ 11,913,424   $ 13,377,887   $  6,969,847
                                              ============   ============   ============
NET INCOME PER COMMON SHARE                   $  11,913.42   $  13,377.88   $   6,969.85
                                              ============   ============   ============
WEIGHTED AVERAGE NUMBER OF
   SHARES OUTSTANDING                                1,000          1,000          1,000
                                              ============   ============   ============

                         STATEMENTS OF RETAINED EARNINGS

Balance at January 1                          $ 23,854,523   $ 16,077,577   $ 11,367,632
Net income                                      11,913,424     13,377,887      6,969,847
Dividends ($8,629.63, $5,600.94 and
   $2,230.57 per share in 1994, 1993
   and 1992, respectively)                      (8,629,625)    (5,600,941)    (2,230,572)
Excess of additional pension liability
  over unrecognized prior service cost                 ---            ---        (29,330)
                                              ------------   ------------   ------------
Balance at December 31                        $ 27,138,322   $ 23,854,523   $ 16,077,577
                                              ============   ============   ============

The accompanying notes to financial statements are an integral part of these statements.

                                      BLOOMFIELD REFINING COMPANY
                                       STATEMENTS OF CASH FLOWS
                          FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                                                 1994            1993
1992
                                                             -------------   -------------
-------------
Cash flows from operating activities:
  Cash received from customers                               $ 141,129,762   $ 148,745,079   $
143,704,941
  Cash paid to suppliers and employees                        (120,708,328)   (120,947,666)
(130,035,607)
  Cash outlay for turnaround                                           ---      (3,202,273)
 (3,522)
  Interest received                                                382,751         263,429
264,519
  Interest paid                                                   (266,117)       (359,739)
(806,318)
  Income taxes                                                 (10,416,200)     (6,260,500)
(5,062,500)
  Other                                                            266,933           7,703
135,602
                                                             -------------   -------------
-------------
    Net cash provided by operating activities                   10,388,801      18,246,033
8,197,115
                                                             -------------   -------------
-------------
Cash flows from investing activities:
  Capital expenditures - refinery                               (1,276,862)     (8,744,591)
(743,730)
  Acquisition of gas plants interests (Note 1)                         ---             ---
(2,544,653)
  Capital expenditures - gas plants                                (29,574)       (528,826)
(88,426)
  Proceeds from sale of assets                                       1,750          29,657
3,308,618
                                                             -------------   -------------
-------------
    Net cash used in investing activities                       (1,304,686)     (9,243,760)
(68,191)
                                                             -------------   -------------
-------------
Cash flows from financing activities:
  Borrowings under revolving credit agreement                          ---       3,000,000
    ---
  Principal payments on debt                                    (2,875,000)     (2,892,496)
(5,376,267)
  Dividends distributed                                         (8,629,625)     (5,600,941)
(2,230,572)
                                                             -------------   -------------
-------------
    Net cash used in financing activities                      (11,504,625)     (5,493,437)
(7,606,839)
                                                             -------------   -------------
-------------
Net (decrease) increase in cash and temporary investments       (2,420,510)      3,508,836
522,085

Cash and temporary investments at beginning of year             10,800,111       7,291,275
6,769,190
                                                             -------------   -------------
-------------
Cash and temporary investments at end of year                $   8,379,601   $  10,800,111   $
7,291,275
                                                             =============   =============
=============

The accompanying notes to financial statements are an integral part of these statements.

                                     BLOOMFIELD REFINING COMPANY
                                      STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                                                  1994          1993
1992
                                                               -----------   -----------
-----------
Reconciliation of net income to net cash provided
by operating activities:

Net income                                                     $11,913,424   $13,377,887   $
6,969,847
Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation                                                 1,739,979     1,370,415
1,288,601
    Accrued turnaround costs                                     1,143,552     1,014,887
883,716
    (Gain) loss on sale of assets                                   (8,568)        8,503
(1,495,553)
    Changes in assets and liabilities:
      Increase in accounts receivable                             (584,248)     (150,662)
(873,550)
      (Increase) decrease in inventories                        (1,841,800)    1,815,826
37,323
      (Increase) decrease in prepaid expenses and other         (1,370,882)      462,695
461,337
      Decrease (increase) in deferred tax asset                    291,500      (291,500)
---
      (Increase) decrease in other assets                          (48,285)          ---
387,561
      Increase (decrease) in accounts payable                    2,569,167      (787,383)
(13,964)
      (Decrease) increase in accrued liabilities                  (331,591)    1,356,798
242,090
      (Decrease) increase in income taxes payable - affiliate   (2,496,600)    1,374,600
(69,500)
      (Decrease) increase in accrued turnaround costs                  ---    (2,809,000)
301,775
      (Decrease) increase in other liabilities                     (21,047)       (9,333)
77,432
      (Decrease) increase in deferred income taxes                (565,800)    1,512,300
---
                                                               -----------   -----------
-----------
        Net cash provided by operating activities              $10,388,801   $18,246,033   $
8,197,115
                                                               ===========   ===========
===========

The accompanying notes to financial statements are an integral part of these statements.

              BLOOMFIELD REFINING COMPANY
             NOTES TO FINANCIAL STATEMENTS


(1)  BACKGROUND AND ORGANIZATION
     ---------------------------
Organization
------------
     On August 31, 1994, Bloomfield Refining Company, a Delaware corporation (the Company), was incorporated. The Company's primary activities are the refining of petroleum products and gas plant operations. The Company is a wholly-owned subsidiary of Gary-Williams Energy Corporation (GWEC). The Company operates a refinery in Bloomfield, New Mexico with a throughput capacity of 17,000 barrels per day and has ownership interests in two gas plants located in Utah.

     During 1992, the Company acquired additional interests in a gas plant located in Utah for approximately $2,500,000. Also during 1992, the Company sold all rights, title and interest in a gas plant gathering system, an extraction plant, and certain related equipment and appurtenances located in Colorado to third parties, resulting in a gain on sale of gas plant assets of $1,495,553.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------
Cash and Temporary Investments
------------------------------
     For purposes of these statements, the Company considers investments purchased with an original maturity of three months or less to be cash or temporary investments. Temporary investments consist primarily of certificates of deposit and commercial paper. These securities are classified as held to maturity investments as defined by Statement of Financial Accounting Standards No. 115. At December 31, 1994 and 1993, these securities are recorded at a market value of $7,663,000 and $8,520,000, respectively. Realized gains and losses from sales of these securities are included in interest income in the accompanying statements of operations. The net unrealized gain or loss on these securities was not material as of December 31, 1994 and 1993.

Inventories
-----------
     Inventories are valued at the lower of first-in, first-out cost or market. Inventories at December 31, 1994 and 1993, are as follows:

                                               December 31,  December 31,
                                                  1994          1993
                                               -----------   -----------
Refined, unrefined and intermediate products   $4,181,728    $3,692,757
Crude oil                                       2,811,004     1,432,350
Materials and supplies                            895,094       920,919
                                               ----------    ----------
                                               $7,887,826    $6,046,026
                                               ==========    ==========

Property, Plant and Equipment
-----------------------------
     The initial purchase and additions to property, plant and equipment are recorded at cost. Depreciation is provided using the straight-line method based on estimated useful lives ranging from 2 to 35 years, with an average initial life of approximately 19 years.

     Ownership interests in gas plants are recorded at cost and proportionately consolidated for financial statement purposes. Depreciation is provided using the straight-line method with estimated useful lives ranging from 5 to 10 years, with an average initial life of approximately 7 years.

General and Administrative Expenses
-----------------------------------
     The Company reimbursed GWEC $5,146,145, $4,999,212 and $5,395,703 for general and administrative services relating to the supply and marketing of raw materials and refined products and gas plant operations in 1994, 1993 and 1992, respectively.

Accrued Turnaround Costs
------------------------
     Major repair and maintenance expenses (turnaround costs) are accrued and charged to current operations in anticipation of the work to be performed in future periods to renew the related refinery assets. Accrued turnaround costs are classified as either current or non-current liabilities based upon the scheduling of major expenditures.

Capitalized Interest
--------------------
     The Company capitalizes interest on debt associated with the financing of capital construction projects. During 1993 interest of $109,480 was capitalized to property, plant and equipment. No such interest was capitalized during 1994 or 1992.

Reclassifications
-----------------
     Certain prior year amounts have been reclassified for consistency with the current year presentation.

(3)  LONG-TERM DEBT
     --------------
     The Company has a revolving credit facility, as amended, with a group of banks under which it may borrow up to $8,000,000 in cash and/or issue letters of credit which in the aggregate cannot exceed the lesser of $35,000,000 or the borrowing base. The borrowing base, which consists principally of accounts receivable, inventory, exchange balances and unused outstanding letters of credit was approximately $21,000,000 and $18,000,000 as of December 31, 1994
and 1993. The Company had no amounts outstanding under the revolving credit facility, however, letters of credit totaling approximately $20,000,000 and $14,000,000 had been issued as of December 31, 1994 and 1993. Borrowings under the revolving credit facility bear interest at a rate based on the bank's prime rate.

     The credit facility is secured by substantially all of the assets of the Company and, among other things, requires the maintenance of certain financial covenants and ratios. The revolving credit facility matures June 1, 1996; however, the credit agreement provides for extensions of the maturity date.

     The Company borrowed $3,000,000 in 1993 for capital projects at the Bloomfield refinery pursuant to an amendment to the credit agreement. Interest was based on the bank's prime rate or alternatively, interest rates could be fixed for 30, 60 or 90 day periods on portions of the term loan at a floating Eurocurrency rate. At December 31, 1993, the weighted average interest rate being paid was approximately 6.2%. The entire balance was paid during 1994.

(4)  INCOME TAXES
     ------------
     The Company and GWEC are members of a consolidated tax group which files a consolidated federal income tax return. An agreement was entered into between the Company and GWEC whereby the Company determines, on a stand alone basis, the tax liability or benefit as if it were not a member of the tax group. The Company then reimburses GWEC for its current income tax liability on a quarterly basis. Deferred income taxes are paid to GWEC periodically. The Company is entitled to be reimbursed by GWEC for its income tax benefit when the Company could otherwise have utilized such benefit on a stand alone basis.

     Effective January 1, 1993, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", (SFAS 109). SFAS 109 requires that deferred income taxes be recognized for the differences between the tax and financial reporting bases of assets and liabilities at each year-end based on enacted tax laws and statutory tax rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The adoption of SFAS 109 had no material impact on the Company's financial position or results of operations for the year ended December 31, 1993.

The net deferred tax liability consists of the following:

                                                December 31,  December 31,
                                                    1994          1993
                                                ------------  ------------
Gross deferred tax assets:
  Turnaround expenses                            $   760,000   $   315,100
  Inventory costs capitalized for tax and other      182,100       150,700
  Other                                              148,600       140,800
                                                 -----------   -----------
                                                   1,090,700       606,600
Gross deferred tax liabilities:
  Accelerated tax depreciation                    (2,798,300)   (2,065,400)
                                                 -----------   -----------
                                                  (1,707,600)   (1,458,800)
Payments to affiliate                                523,100
Valuation allowance
                                                 -----------   -----------
  Net deferred tax liability                     $(1,184,500)  $(1,458,800)
                                                 ===========   ===========

     The difference between the statutory federal income tax rate and the Company's effective income tax rate is summarized as follows:

                                    Year Ended December 31,
                                -------------------------------
                                1994         1993          1992
                                ----         ----          ----
Federal income tax rate          34%          34%           34%
State income taxes                5%           6%            6%
Other                                                        2%
                                ----         ----          ----
                                 39%          40%           42%
                                ====         ====          ====

     In management's opinion, it is more likely than not that the gross deferred tax assets will be realized based on past earnings history.

Tax Deficiency
--------------
     The Internal Revenue Service concluded a field audit of the consolidated tax group's income tax return for the fiscal year 1990 resulting in a "Notice of Deficiency" for that fiscal year. Proposed adjustments to income and tax credits resulted in a proposed tax deficiency of approximately $4,800,000 plus penalties. The Company filed a petition with the United States Tax Court contesting the notice and believes that it has meritorious legal defenses to the proposed tax deficiency, but the ultimate outcome of the Tax Court case is uncertain.

(5)  OPERATING REVENUES AND EXPENSES BY SEGMENTS
     --------------------------------------------
     The following segment information reflects operating revenues, operating expenses and gross margins for the years ended December
31, 1994 and 1993.

                          Refining      Gas Plants        Total
                        ------------    ----------    ------------
                                    December 31, 1994
                        ------------------------------------------
Operating Revenues      $139,073,511    $2,628,079    $141,701,590
Operating Expenses       112,824,818     2,174,662     114,999,480
                        ------------    ----------    ------------
  Gross Margin          $ 26,248,693    $  453,417    $ 26,702,110
                        ============    ==========    ============

                                    December 31, 1993
                        ------------------------------------------
Operating Revenues      $145,878,017    $2,944,122    $148,822,139
Operating Expenses       115,829,494     2,197,268     118,026,762
                        ------------    ----------    ------------
  Gross Margin          $ 30,048,523    $  746,854    $ 30,795,377
                        ============    ==========    ============

                                    December 31, 1992
                        ------------------------------------------
Operating Revenues      $140,088,307    $3,886,120    $143,974,427
Operating Expenses       122,005,814     2,567,436     124,573,250
                        ------------    ----------    ------------
  Gross Margin          $ 18,082,493    $1,318,684    $ 19,401,177
                        ============    ==========    ============


(6)  RELATED PARTY TRANSACTIONS
     --------------------------
     A supply and marketing service agreement was entered into between the Company and GWEC, whereby GWEC purchases crude oil and other raw materials for resale to the Company, at cost, for processing at the refinery. The intercompany purchases of raw materials include all amounts accrued and owing by GWEC to third parties, including prepayments and offsite inventory and represent substantially all raw material purchases made by the Company. Also, the Company sells substantially all of its refined petroleum products to GWEC, at market, for resale by GWEC.

     The Company has guaranteed the payment by GWEC of an aggregate maximum at any one time of $2,000,000 of present and/or future indebtedness owed to a third party crude oil supplier.

(7)  EMPLOYEE BENEFIT PLANS
     ----------------------
     The Company has a profit sharing plan (defined contribution plan) covering certain non-union employees who meet eligibility requirements as to age and length of service. Contributions to the plan are determined annually by the Company. Contributions of $187,357, $173,139 and $169,002 were accrued for the years ended December 31, 1994, 1993 and 1992, respectively.

     The Company also has a defined benefit pension plan for union employees. The Company's funding policy is to contribute annually an amount to fund normal cost and amortize unfunded actuarial liabilities over 19 years. Plan assets at December 31, 1994 and 1993 consist primarily of private and public debt and equity investments.

     In 1993 and 1992, benefits were based on a percentage of the employee's earnings, as defined, as of June 1, 1990, and years of credited service up to a maximum of 30 years. In 1994, the plan was amended to base benefits on a percentage of the employee's earnings as of June 1, 1993.

     The following table sets forth the funded status and amounts recognized in the Company's statements of financial position and operations at December 31, 1994, 1993 and 1992, for the defined benefit pension plan:

                                                                 1994        1993          1992
                                                              ---------    ---------    ---------
Actuarial present value of benefit obligations:
  Accumulated benefit obligation, including
    vested benefits of $417,559, $406,405 and $364,702
    at December 31, 1994, 1993 and 1992, respectively         $(433,264)   $(424,162)
$(377,359)
                                                              =========    =========    =========
Projected benefit obligation for service rendered to date     $(433,264)   $(424,162)
$(377,359)
Plan assets at fair value                                       302,952      272,803      216,667
                                                              ---------    ---------    ---------
Projected benefit obligation in excess of plan assets          (130,312)    (151,359)
(160,692)

Unrecognized net obligation existing at January 1, 1989
   being recognized over 19 years                                 8,926        9,590       10,255
Prior service cost not yet recognized                            77,483       14,091       14,951
Unrecognized net loss from past experience different from
  that assumed and effects of changes in assumptions             70,391      160,797      176,517
Adjustment to recognize minimum liability                      (156,800)    (184,478)
(201,723)
                                                              ---------    ---------    ---------
Accrued pension liability included in other liabilities       $(130,312)   $(151,359)
$(160,692)
                                                              =========    =========    =========
Net pension cost includes the following components:
  Service cost                                                $  55,079    $  49,580    $  35,988
  Interest cost                                                  29,266       23,202       18,060
  Actual return on plan assets                                    6,557      (31,641)
(18,597)
  Net amortization and deferral of other components             (19,922)      20,237        6,712
                                                              ---------    ---------    ---------
Net periodic pension cost                                     $  70,980    $  61,378    $  42,163
                                                              =========    =========    =========

     The discount rate used in determining the actuarial present value of the projected benefit obligation was 7.0% for 1994, 6.0% for 1993, and 5.75% for 1992. The expected long-term rate of return on pension plan assets was 8.0% in 1994 and 1993 and 9% in 1992.

(8)  MAJOR CUSTOMER
     ---------------
     During the years ended December 31, 1994, 1993 and 1992, the
Company sold 100% of the refined products to GWEC. Also, during that period, the Company purchased 100% of the crude oil and raw materials from GWEC.

(9)  COMMITMENTS AND CONTINGENCIES
     -----------------------------
     The Company is subject to certain environmental and other regulations primarily administered by the United States Environmental Protection Agency (E.P.A.) and various state agencies. Management of the Company believes it has complied with all material aspects associated with these regulations. The Company entered into an administrative order with the E.P.A. to perform a study to assess the nature of any environmental cleanup requirements at the refinery which was substantially completed in 1994. Management is currently evaluating the E.P.A.'s response and is uncertain as to what, if any, additional costs may be required.

     The Company is subject to various claims and business disputes in the ordinary course of business. Management does not anticipate that the ultimate outcome of these issues will have a material impact on the Company's financial position or results of operations.

     An affiliate of the Company entered into a ten year lease agreement for office space in November 1989. The Company has guaranteed the performance of the affiliate's obligations. Terms of the lease provided for annual rent of $553,000 in 1994 and escalating to $796,000 in years six through ten. In addition to the rent, the Company has guaranteed the annual payment of $318,000 in occupancy costs with provisions for escalation based on actual expenses. Currently, the affiliate of the Company is subleasing certain office space to a third party and a related party.

(10) SUBSEQUENT EVENT
     ----------------
     Effective October 4, 1995, the Company sold to a third party substantially all of its refining assets for $55,000,000 and potential contingent payments to be made over approximately the next six years should certain criteria be met. In addition, related refinery inventories were sold for approximately $7,500,000.

     (b) Pro Forma Financial Information

     On October 4, 1995, Giant Industries Arizona, Inc. and
San Juan Refining Company (collectively "the Company"), each a direct or indirect wholly-owned subsidiary of Giant Industries, Inc. ("Giant"), completed the purchase of the Bloomfield Refinery ("the Refinery") along with related pipeline and transportation assets from Gary-Williams Energy Co. and its wholly-owned subsidiary Bloomfield Refining Company ("BRC").

     The historical financial statements of BRC include the assets and results of operations of two gas plants not included in the purchase and exclude the assets of the Refinery pipeline and transportation operations which were acquired. The pre-tax operating results of the pipeline and transportation operations are included in BRC's historical cost of products sold line item in the Unaudited Pro Forma Combined Condensed Statements of Earnings.

     For purposes of presenting the Unaudited Pro Forma Combined
Condensed Balance Sheet, only the historical Balance Sheet of Giant is presented since only property, plant and equipment and inventories of BRC were purchased.

    The fiscal year for both companies ends on December 31. For purposes of presenting the Unaudited Pro Forma Combined Condensed Statements of Earnings, the results of the full year ended December 31, 1994, and for the six months ended June 30, 1995 for both companies are included in the respective Pro Forma statements.

     The Unaudited Pro Forma Combined Condensed Balance Sheet assumes the Purchase was consummated on June 30, 1995, and the Unaudited Pro Forma Combined Condensed Statements of Earnings assume the Purchase was consummated January 1, 1994.

     The unaudited pro forma combined financial information does not purport to represent the results of operations that actually would have resulted had the purchase occurred on January 1, 1994, nor should it be taken as indicative of the future results of operations. The unaudited pro forma combined financial information should be read in conjunction with the Notes to Unaudited Pro Forma Combined Financial Information and the separate financial statements and notes thereto of Giant and BRC.

     On October 2, 1995, Giant announced the temporary closure of its ethanol processing plant. The plant is expected to be closed until grain prices return to more favorable levels. Included in Giant's historical numbers are ethanol plant third party revenues of $12.7 million and operating losses of $1.4 million for the year ended December 31, 1994, and third party revenues of $5.3 million and operating earnings of $450,000 for the six months ended
June 30, 1995.

                    GIANT INDUSTRIES, INC. AND SUBSIDIARIES
             UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                JUNE 30, 1995
                           (DOLLARS IN THOUSANDS)
                                           HISTORICAL
                                           ----------   PRO FORMA     PRO FORMA
                                             GIANT     ADJUSTMENTS    COMBINED
                                           ----------  -----------    ---------
ASSETS
Current Assets:
   Cash and cash equivalents               $  11,518   $ (7,101)<F1>  $   4,417
   Marketable securities                      26,039    (26,039)<F1>
   Accounts receivable, net                   17,804                     17,804
   Income tax refunds receivable                 259                        259
   Inventories                                34,089      7,500 <F1>     41,589
   Prepaid expenses and other                  2,344                      2,344
   Deferred income taxes                       2,419                      2,419
                                           ---------   --------       ---------
      Total current assets                    94,472    (25,640)         68,832
                                           ---------   --------       ---------
Property, plant and equipment                319,903     55,000 <F1>    374,903
   Less accumulated depreciation,
   depletion and amortization               (151,113)                  (151,113)
                                           ---------   --------       ---------
                                             168,790     55,000         223,790
                                           ---------   --------       ---------
Other assets                                  13,382        640 <F1>     14,022
                                           ---------   --------       ---------
                                           $ 276,644   $ 30,000       $ 306,644
                                           =========   ========       =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Current portion of long-term debt       $   4,133   $              $   4,133
   Accounts payable                           19,745                     19,745
   Accrued expenses                           16,791                     16,791
                                           ---------   --------       ---------
      Total current liabilities               40,669                     40,669
                                           ---------   --------       ---------
Long-term debt, net of current portion       113,523     30,000 <F1>    143,523
Deferred income taxes                         13,851                     13,851
Other liabilities                              3,462                      3,462
Common stockholders' equity                  105,139                    105,139
                                           ---------   --------       ---------
                                           $ 276,644   $ 30,000       $ 306,644
                                           =========   ========       =========

See accompanying notes to pro forma combined condensed financial statements.

                                   GIANT INDUSTRIES, INC. AND SUBSIDIARIES
                        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS
                                   FOR THE SIX MONTHS ENDED JUNE 30, 1995
                               (IN THOUSANDS EXCEPT SHARES AND PER SHARE DATA)
                                                        HISTORICAL
                                                  -----------------------     PRO FORMA      PRO
FORMA
                                                    GIANT         BRC        ADJUSTMENTS
COMBINED
                                                  ----------   ----------   --------------
----------
Net revenues                                      $  151,558   $   69,614    $ (1,189)<F4>   $
220,557
                                                                                  574 <F8>
Cost of products sold                                104,627       58,316      (1,065)<F4>
154,798
                                                                                  (69)<F5>
                                                                               (7,314)<F7>
                                                                                  303 <F8>
                                                  ----------   ----------    --------
----------
Gross margin                                          46,931       11,298       7,530
65,759
                                                  ----------   ----------    --------
----------
Operating expenses                                    25,476                    6,756 <F7>
32,232

Depreciation, depletion and amortization               7,694                    1,375 <F3>
9,069
                                                                                 (587)<F3>
                                                                                  587 <F7>
Selling, general and administrative expenses           6,207        3,552         (41)<F4>
7,518
                                                                               (2,437)<F5>
                                                                                  250 <F6>
                                                                                   16 <F8>
                                                                                  (29)<F7>
                                                  ----------   ----------    --------
----------
Operating income                                       7,554        7,746       1,640
16,940
Interest expense, net and other                        4,173         (104)      1,200 <F1>
6,147
                                                                                  111 <F1>
                                                                                  663 <F2>
                                                                                  104 <F5>
                                                  ----------   ----------    --------
----------
Earnings before income taxes                           3,381        7,850        (438)
10,793
Provision for income taxes                             1,082        3,052        (171)<F9>
3,963
                                                  ----------   ----------    --------
----------
Net earnings                                      $    2,299   $    4,798    $   (267)       $
6,830
                                                  ==========   ==========    ========
==========
Earnings per common share                         $     0.20   $ 4,798.29                    $
0.59
                                                  ==========   ==========
==========
Weighted average number of shares outstanding     11,662,510        1,000
11,662,510
                                                  ==========   ==========
==========

See accompanying notes to pro forma combined financial statements.

                                  GIANT INDUSTRIES, INC. AND SUBSIDIARIES
                        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS
                                   FOR THE YEAR ENDED DECEMBER 31, 1994
                              (IN THOUSANDS EXCEPT SHARES AND PER SHARE DATA)
                                                        HISTORICAL
                                                  -----------------------     PRO FORMA      PRO
FORMA
                                                    GIANT         BRC        ADJUSTMENTS
COMBINED
                                                  ----------   ----------   --------------
----------
Net revenues                                      $  293,458   $  141,702    $ (2,628)<F4>   $
433,924
                                                                                1,392 <F8>
Cost of products sold                                193,359      115,000      (2,177)<F4>
292,834
                                                                                 (190)<F5>
                                                                              (14,042)<F7>
                                                                                  884 <F8>
                                                  ----------   ----------    --------
----------
Gross margin                                         100,099       26,702      14,289
141,090
                                                  ----------   ----------    --------
----------
Operating expenses                                    53,884                   12,932 <F7>
66,816

Depreciation, depletion and amortization              15,040                    2,750 <F3>
17,790
                                                                               (1,110)<F3>
                                                                                1,110 <F7>
Selling, general and administrative expenses          11,930        7,530         (93)<F4>
14,495
                                                                               (5,393)<F5>
                                                                                  500 <F6>
                                                                                   21 <F8>
Reduction of carrying value of crude oil and
   natural gas properties                              3,395
3,395
                                                  ----------   ----------    --------
----------
Operating income                                      15,850       19,172       3,572
38,594
Interest expense, net and other                       10,072         (387)      2,400 <F1>
14,021
                                                                                  223 <F1>
                                                                                1,326 <F2>
                                                                                  387 <F5>
                                                  ----------   ----------    --------
----------
Earnings before income taxes                           5,778       19,559        (764)
24,573
Provision for income taxes                             1,257        7,645        (298)<F9>
8,604
                                                  ----------   ----------    --------
----------
Net earnings                                      $    4,521   $   11,914    $   (466)       $
15,969
                                                  ==========   ==========    ========
==========
Earnings per common share                         $     0.37   $11,913.42                    $
1.32
                                                  ==========   ==========
==========
Weighted average number of shares outstanding     12,127,481        1,000
12,127,481
                                                  ==========   ==========
==========

See accompanying notes to pro forma combined financial statements.

       NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
          BALANCE SHEET AND STATEMENTS OF EARNINGS

     The Unaudited Pro Forma Combined Condensed Balance Sheet was prepared as if the purchase took place on June 30, 1995.

     The Unaudited Pro Forma Combined Condensed Statements of Earnings were prepared as if the purchase took place on January 1, 1994.

     The following is a summary of reclassifications and adjustments reflected in the Unaudited Pro Forma Combined Condensed Balance Sheet and Statements of Earnings:

    <F1> Represents the purchase of the Refinery, pipeline and transportation assets along with the associated inventories for cash and the issuance of long-term debt to partially finance the purchase. The Statements of Earnings reflect the increase in interest expense based on the issuance of long-term debt at an assumed interest rate of 8%. Debt issuance costs of approximately $640,000 are amortized to interest expense over three years, the term of the Loan.
         It is assumed that all debt was issued on January 1, 1994 and was outstanding through June 30, 1995.

    <F2> Represents the reduction in interest income due to a decrease in cash available for investment.

    <F3> Represents Giant's depreciation expense due to the purchase and reverses BRC depreciation expense included in the historical amounts.

    <F4> Represents the elimination of the Gas Plant operations not purchased, but included in the historical amounts.

    <F5> Represents the elimination of certain GWEC general and administrative expenses allocated to BRC and other income (expense), included in the historical amounts, which will not be duplicated subsequent to the purchase.

    <F6> Represents the estimated increase in Giant's general and administrative costs due to the purchase.

    <F7> Represents the reclassification of BRC operating expenses to conform to Giant's presentation.

    <F8> Represents the reclassification of pipeline and
         transportation pre-tax operating results, after the elimination of intercompany transactions.

    <F9> Represents the tax effect of the Statements of Earnings adjustments based upon the statutory rate in effect for the periods shown.

(c) Exhibits

     2.1 Purchase and Sale Agreement, dated August 8, 1995, among Bloomfield Refining Company and Gary-Williams
          Energy Corporation, as Sellers, and Giant Industries
          Arizona, Inc., as Buyer.

     2.2 First Amendment, dated September 29, 1995, to Purchase and Sale Agreement, dated August 8, 1995, among
          Bloomfield Refining Company and Gary-Williams Energy
          Corporation, as Sellers, and Giant Industries Arizona,
          Inc. as Buyer.

     2.3 Second Amendment, dated October 2, 1995, to Purchase and Sale Agreement, dated August 8, 1995, among
          Bloomfield Refining Company and Gary-Williams Energy
          Corporation, as Sellers, and Giant Industries Arizona,
          Inc. as Buyer.

     4.1  Credit Agreement, dated October 4, 1995, among
          Giant Industries, Inc., as Borrower, Giant Industries Arizona, Inc., Ciniza Production Company, San Juan Refining Company, Giant Exploration & Production Company and Giant Four Corners, Inc., as Guarantors and Bank of America National Trust and Savings Association, as Agent, Bank of America Illinois, as a Bank and as Letter of Credit Issuing Bank and the Other Financial Institutions Parties hereto.

    23.1 Consent of Arthur Andersen LLP to incorporate reports in previously filed Registration Statement.

                          SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               GIANT INDUSTRIES, INC.


                               /s/   A. WAYNE DAVENPORT
                               -----------------------------
                               A. Wayne Davenport
                               Vice President and Chief
                               Financial Officer
                               (Principal Accounting Officer)

Date: October 18, 1995